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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  July 31, 2002



                               Navarre Corporation
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Minnesota                     0-22982                41-1704319
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(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)          Identification No.)



7400 49th Avenue North
New Hope, MN                                                 55428
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (763) 535-8333



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Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 31, 2002, Encore Acquisition Corporation (the "Buyer"), a wholly-owned subsidiary of Navarre Corporation (the "Company") purchased the primary assets of Encore Software, Inc. ("Encore") from the United States Bankruptcy Court for the Central District of California pursuant to an Amended and Restated Asset Purchase Agreement between the Company and Encore effective as of July 10, 2002, as amended by amendment No. 1 to the Amended and Restated Asset Purchase Agreement effective as of July 31, 2002 (collectively, the "Purchase Agreement"). Encore is an interactive publisher in the videogame and PC CD-ROM markets.

         The assets purchased by the Buyer included certain fixed assets, intellectual property, inventory, receivables, and contract rights related to Encore's business. Pursuant to the Purchase Agreement, the Buyer paid approximately $7.0 million in cash and $2.75 million in debt. Included in the $2.75 million in debt is a note for $650,000 contingent upon the approval of the console maker by October 17, 2002, with one of the video games purchased, an unsecured note for $500,000 that matures on January 1, 2003, and the assumption of Encore's debt to Comerica Bank in the amount of approximately $1.6 million.

         Encore filed for protection under Chapter 11 of the United States Bankruptcy Code on March 22, 2002, in the United States Bankruptcy Court for the Central District of California and operated since that date as a debtor-in-possession. The Company has acted as a distributor of Encore software products since 1995.

         On August 5, 2002, the Company issued a press release describing the acquisition of the Encore assets, a copy of which is included in this Form 8-K Report. As disclosed in its press release, the Company will, using the assets acquired, continue to publish, sell and distribute interactive video games using both acquired and owned content. The Company intends to maintain Encore's group in California.

         Attached to this Current Report on Form 8-K are the Purchase Agreement the conditional promissory note, the unsecured promissory note and the press release issued by the Company on August 5, 2002, relating to the Purchase Agreement transactions.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

Financial statements meeting the requirements of paragraph 7(a)(4) of Item 7 of Form 8-K are unavailable as of the date of this filing. To the extent required, financial statements related to the assets acquired will be filed on or before the sixtieth day following the date that this Current Report on Form 8-K must be filed.

(b)     Pro Forma Financial Information

Pro forma financial information meeting the requirements of paragraph 7(a)(4) of
Item 7 of Form 8-K is unavailable as of the date of this filing. To the extent required, such information will be filed on or before the sixtieth day following the date that this Current Report on Form 8-K must be filed.

(c)      Exhibits

10.1 Amended and Restated Asset Purchase Agreement effective as of July 10, 2002, by and between Navarre Corporation and Encore Software, Inc.
10.2 Amendment No. 1 to Asset Purchase Agreement effective as of July 31, 2002, by and among Navarre Corporation, Encore Software, Inc. and Encore Acquisition Corporation.
10.3 Conditional Unsecured Promissory Note in the amount of $650,000 dated July 31, 2002.
10.4     Unsecured Promissory Note in the amount of $500,000 dated July 31,
         2002.
99.1     Press Release dated August 5, 2002.



                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   NAVARRE CORPORATION

                                   By:  /s/ Eric H. Paulson
                                      --------------------------------
                                      Eric H. Paulson
                                      Chairman of the Board, President and Chief
                                      Executive Officer



Dated:   August 13, 2002